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                                                                    EXHIBIT 10.3


                                AMENDMENT (NO. 2)
                         TO THE ASSET PURCHASE AGREEMENT
                         -------------------------------

         Amendment (No. 2), dated as of March 13, 1998, to the ASSET PURCHASE AGREEMENT, dated as of February 27, 1998, as amended by Amendment (No. 1) dated March 13, 1998 (the "Agreement"), by and among (i) Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom"), (ii) Integrated Technology Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Kellstrom ("Kellstrom Subsidiary"), (iii) Integrated Technology Corp., a New Jersey corporation (the "Company"), and (iv) Gideon Vaisman, an individual residing at 22 Woodland Drive, Tenafly, New Jersey 07670 (the "Principal").

         WHEREAS, Kellstrom, Kellstrom Subsidiary, the Company and the Principal have determined that it is in the best interest of the parties, and in furtherance of their purposes, to amend the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, the parties hereto agree as follows:

1.       The Agreement shall be amended by:

                  (a) deleting SCHEDULE 2.03(A) (including Appendix X thereto) in its entirety and replacing it with SCHEDULE 2.03(a) attached hereto.

                  (b) deleting Section 2.03(c) in its entirety and replacing it with the following:

                           "(c) CALCULATION OF ADDITIONAL PAYMENTS. The calculation of the Additional Payment, if any, for each Payment Year (as defined in Schedule 2.03(a)) shall be determined by Kellstrom and delivered to the Company and the Principal within [_______] days of the conclusion of each Payment Year."

                  (c) deleting in its entirety the paragraph immediately following clause (z) of Section 7.09 and replacing it with the following:

                           "Termination of the Employment Agreement, or the non-competition provisions contained therein, shall in no way affect or diminish the obligations of the Principal pursuant to this Section 7.09. Notwithstanding the foregoing or anything else in this Agreement to the contrary, (a) in the event that it is determined as set forth in Section 2.03, or otherwise

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                           agreed to by Kellstrom that Kellstrom is required to
                           pay the Company Additional Payments and Kellstrom is in default of such payments or (b) the Principal leaves the employ of Kellstrom for good reason (as defined in Section 5(d) of the Employment Agreement), the non-competition provisions contained herein shall terminate."

                  (d) Section 7.12 of the Agreement is deleted in its entirety.

         2. The letter agreement, dated June 23, 1998, by and among Kellstrom, Kellstrom Subsidiary, the Company and the Principal, is null and void and of no force or effect.

         3. Except as amended herein, the Agreement shall remain in full force and effect.

         1. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.






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         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date set forth above.

                                      KELLSTROM INDUSTRIES, INC.


                                      By: /s/ Zivi R. Nedivi
                                         ---------------------------------------
                                           Zivi R. Nedivi
                                           President and Chief Executive Officer


                                      INTEGRATED TECHNOLOGY HOLDINGS CORP.


                                      By: /s/ Zivi R. Nedivi
                                         ---------------------------------------
                                           Zivi R. Nedivi
                                           President


                                      INTEGRATED TECHNOLOGY CORP.


                                      By: /s/ Gideon Vaisman
                                         ---------------------------------------
                                      Title:  President
                                            ------------------------------------

                                        /s/ Gideon Vaisman
                                      ------------------------------------------
                                      GIDEON VAISMAN
















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                                SCHEDULE 2.03(A)

 .

         5. The Company shall be entitled to certain additional payments (the "ADDITIONAL PAYMENTS"), if any, calculated in accordance with this Schedule 2.03(a). The term "PAYMENT YEARS" shall mean each of the three twelve-month periods ending December 31, 1998, 1999 and 2000.

         (a) If Kellstrom has Net Income (as hereinafter defined) for any Payment Year in an amount equal to or greater than Kellstrom's target net income as determined in the sole discretion of the Board of Directors of Kellstrom (or its Executive Committee of the Board of Directors) relating to Kellstrom's senior executive officers for such Payment Year (the "Target"), the Additional Payment shall be $3,333,333, it being understood that such Additional Payment shall not be increased in the event that Kellstrom's Net Income exceeds the Target in such Payment Year.

         (b) If Kellstrom has Net Income for such Payment Year of less than 50% of the Target, the Company shall not be entitled to an Additional Payment for such Payment Year.

         (c) If Kellstrom has Net Income for such Payment Year of at least 50% of the Target but less than the Target, the Company shall be entitled to an Additional Payment as calculated below:

         AP       =   $3,333,333   -[ $3,333,333   x      (T-NI) ]
                                                          --------
                                                             T
         where:

         AP       =   the Additional Payment for such year.

         T        =   the Target for such Payment Year.

         NI       =   the actual Net Income of Kellstrom for such Payment Year.

         "Net Income" means the net income of Kellstrom as determined by the independent auditors of Kellstrom, in conformity with generally accepted accounting principles and practices in the United States applied on a consistent basis with prior periods of Kellstrom, [as reported by Kellstrom in its annual report on Form 10-K, filed with the Securities and Exchange Commission, relating to the applicable Payment Year].

         (d) Kellstrom shall inform the Company and the Principal of the Target for each Payment Year immediately following the determination of the Target by the Board of Directors of Kellstrom (or its Executive Committee of the Board of Directors) [which determination shall be made no later than [______] in any Payment Year].




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         6. The Company may assign the right to receive Additional Payments under this Schedule 2.03(a) to Gideon Vaisman.

         7. Notwithstanding anything to the contrary contained in this Agreement or in the Employment Agreement, dated the Closing Date, between Gideon Vaisman and Kellstrom Subsidiary (the "Employment Agreement"), in the event that (i) Gideon Vaisman's employment under the Employment Agreement is terminated under
Section 5(c)(i), (ii) or (iii) of the Employment Agreement, all rights to receive Additional Payments not yet received relating to Payment Years ending after the date of any such termination shall be null and void and of no further force or effect.







































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